POWER OF ATTORNEY
2025
Know all by these presents, that the undersigned hereby constitutes and appoints each of Todd W. Haigh and Sarah Hesse or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) (a) act as an account administrator (as such term may be defined by the U.S. Securities and Exchange Commission (the "SEC"), from time to time) with respect to the undersigned's EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned's behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned's EDGAR account;
(2) designate certain individuals (other than the undersigned) to access and manage the undersigned's EDGAR account as an "account administrator," "user" or "technical administrator" or other such roles as the undersigned or the attorney-in-fact may designate and as such terms may be defined by the SEC, from time to time;
(3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Kellanova (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and/or any notice of proposed sale under Rule 144 of the Securities Act of 1933 and the rules thereunder;
(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/ John Renwick
Signature

John Renwick
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